UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

(Amendment No. _________________)

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THE CALVERT FUND
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Dear Shareholder:

More than 35 years ago, Calvert’s founders launched the First Variable Rate Fund for Government Income. It was not only Calvert’s first mutual fund, but also the first variable-rate, government money market fund in the United States. The Fund used an innovative mix of securities to provide shareholders with attractive yields and a strong measure of safety.

Given that legacy, the decision to recommend a merger of Calvert Tax-Free Reserves Money Market Portfolio, Calvert First Government Money Market Fund, and two other money-market funds into Calvert Ultra-Short Income Fund was not an easy one. Our investment team had many discussions before making the proposal to your fund’s board of directors. But we can’t escape the fact that the money-market fund environment today is dramatically different now.

Changed Environment for Money Market Funds

Back in June 1976, when we launched our first money market fund, the effective federal funds rate was 5.48%. In June 2013, it was just 0.09%. And it hasn’t been above 1% since September 2008.1 For almost five years, the Federal Reserve’s near-zero interest rate policy has barely kept money market fund returns in positive territory. It’s unclear how long the Federal Reserve will continue this policy of very low short-term rates.

Furthermore, new regulations could soon be changing the very nature of money market funds. The Securities and Exchange Commission (SEC) is evaluating rules that would limit the amount an investor can redeem during times of “financial market stress” and require money market funds to trade at a fluctuating net asset value (NAV), as stock and bond mutual funds do. Both would undermine the very reasons many investors choose money market funds—a reliably stable (though not guaranteed) NAV with fast and certain access to their money when they need it.

The Proposed Merger

By this time, you should have received a letter and proxy statement providing the details of the proposed merger. As a shareholder, your voice is important to us, and a meeting to vote on the proposal will occur on September 20, 2013, in Bethesda, Maryland. If you have already voted your proxy ballot, thank you. If not, please take a moment now to vote at https://www.proxy-direct.com/cal-24814 or call 1-800-337-3503. Your vote now will help save the Fund the expense of additional proxy solicitation (if needed) to obtain a quorum.

We’ve proposed merging each of Calvert’s money market funds, including Calvert Tax-Free Reserves Money Market Portfolio, into Calvert Ultra-Short Income Fund because its investment strategy and risk profile is most similar to a money market fund. It is important to note, however, that Calvert Ultra-Short Income fund is not a money

www.calvert.com CALVERT TAX-FREE RESERVES FUND SEMI-ANNUAL REPORT (UNAUDITED) 2

market fund and involves some additional risk. The most important difference is that Calvert Ultra-Short Income Fund has a floating NAV, so the value of your investment will fluctuate. In addition, Calvert Tax-Free Reserves Money Market Portfolio shareholders would also be moving from a tax-exempt to a taxable fund, so they may want to consult a tax professional.

Although very short-term fixed-income securities do come with additional risk compared with cash investments, they have the potential to earn higher returns and should make your money work harder in a low-yield environment. Historically, Calvert Ultra-Short Income Fund has delivered higher returns and lower risk relative to comparable funds and currently has a five-star overall Morningstar rating.2

We recommend consulting your financial advisor if you have any questions about the suitability of Calvert Ultra-Short Income Fund in your overall portfolio. If you have any questions about the merger itself, we welcome your calls at 800.368.2745.

If the mergers are approved by shareholders, this will be your last shareholder report for Calvert Tax-Free Money Market Portfolio. We thank you for entrusting your money market assets to Calvert and we look forward to the opportunity to serve you as a shareholder in other Calvert funds.

Barbara J. Krumsiek
President and CEO
Calvert Investments, Inc.
July 2013

www.calvert.com CALVERT TAX-FREE RESERVES FUND SEMI-ANNUAL REPORT (UNAUDITED) 3

1. The federal funds rate is the rate that banks charge each other to borrow money overnight. See http://research.stlouisfed.org/fred2/data/FEDFUNDS.txt for historical federal funds rate data.

2. Calvert Ultra-Short Income Fund is rated 5-stars overall by Morningstar among 88 funds in the Morningstar Ultra-Short Bond category for the Fund’s Class A Shares (Load Waived) for the period ended June 30, 2013, based on risk-adjusted returns.

Past performance is no guarantee of future results. Source: Morningstar, Inc. 2013. For each fund with at least a three-year history, Morningstar calculates proprietary ratings using a risk-adjusted formula that measures the amount of variation in a fund’s monthly performance, giving more emphasis to downward variations and rewarding consistent performance. Ratings reflect sales load/charge and redemption fee except where noted and are subject to change each month. The top 10% of the funds in a category receive five stars; the next 22.5% four stars; the next 35% three stars; the next 22.5% two stars; and the last 10% one star. A high rating does not necessarily mean a fund had a positive return for the period. The Overall Morningstar Rating is derived from a weighted average of a fund’s three-, five-, and 10-year (if applicable) ratings. The Fund (Class A Load Waived) received four and five stars among 88 and 81 funds, respectively, for the three- and five-year periods in the Morningstar Ultrashort Bond category for the period ended June 30, 2013. Morningstar rating is for Class A Shares (Load-Waived) only; other classes may have different performance characteristics and ratings.

Unlike a money market fund, Calvert Ultra-Short Income Fund is a bond mutual fund whose NAV fluctuates. An investor could lose money on an investment in the Fund or the Fund could underperform because of the following risks: the market prices of bonds held by the Fund may fall; individual investments of the Fund may not perform as expected; and/or the Fund’s portfolio management practices may not achieve the desired result. Bond funds are subject to interest rate risk and credit risk. When interest rates rise, the value of fixed-income securities will generally fall. In addition, the credit quality of the securities may deteriorate, which could lead to default or bankruptcy of the issuer where the issuer becomes unable to pay its obligations when due. Because a significant portion of securities held by the Fund may have variable or floating interest rates, the amount of the Fund’s monthly distributions to shareholders is expected to vary. Generally when market interest rates fall, the amount of the distributions will decrease. Investments in high-yield, high risk bonds can involve a substantial risk of loss. An active trading style can result in higher turnover (exceeding 100%), may translate to higher transaction costs, may increase your tax liability, and may affect Fund performance. The Fund is non-diversified and may be more volatile than a diversified fund.

In connection with the proposed reorganizations, The Calvert Fund has filed with the Securities and Exchange Commission (“SEC”), and has furnished to the shareholders of Calvert Tax-Free Reserves Money Market Portfolio (“Merging Portfolio”), a prospectus/proxy statement and other relevant documents. This shareholder letter does not constitute a solicitation of any vote or approval. Shareholders of each Merging Portfolio are urged to read the prospectus/proxy statement and any other documents filed or to be filed with the SEC in connection with the proposed reorganizations, or incorporated by reference in the prospectus/proxy statement, because they contain important information about the proposed reorganizations.

www.calvert.com CALVERT TAX-FREE RESERVES FUND SEMI-ANNUAL REPORT (UNAUDITED) 4

Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http:// www.sec.gov. In addition, investors may obtain a free copy of the SEC filings made by The Calvert Fund and each registered investment company of which a Merging Portfolio is a series (each, a “Merging RIC”) by directing a request to: Calvert Investments, Inc., Attention: Client Services, 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814; (800) 368-2745. With respect to each Reorganization, The Calvert Fund, each Merging RIC and their trustees and officers may be deemed to be “participants” in the solicitation of proxies from shareholders of the applicable Merging Portfolio in favor of that Reorganization. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of each Merging Portfolio is set forth in the Statement of Additional Information dated January 31, 2013 or April 30, 2013, as applicable, of each Merging Portfolio, and in the Statement of Additional Information of Calvert Ultra-Short Income Fund dated January 31, 2013. These documents have been filed with the SEC and are available at www.calvert.com.

www.calvert.com CALVERT TAX-FREE RESERVES FUND SEMI-ANNUAL REPORT (UNAUDITED) 5

Dear Shareholder:

More than 35 years ago, Calvert’s founders launched the First Variable Rate Fund for Government Income. It was not only Calvert’s first mutual fund, but also the first variable-rate, government money market fund in the United States. The Fund used an innovative mix of securities to provide shareholders with attractive yields and a strong measure of safety.

Given that legacy, the decision to recommend a merger of Calvert Tax-Free Reserves Money Market Portfolio, Calvert First Government Money Market Fund, and two other money-market funds into Calvert Ultra-Short Income Fund was not an easy one. Our investment team had many discussions before making the proposal to your fund’s board of directors. But we can’t escape the fact that the money-market fund environment today is dramatically different now.

Changed Environment for Money Market Funds

Back in June 1976, when we launched our first money market fund, the effective federal funds rate was 5.48%. In June 2013, it was just 0.09%. And it hasn’t been above 1% since September 2008.1 For almost five years, the Federal Reserve’s near-zero interest rate policy has barely kept money market fund returns in positive territory. It’s unclear how long the Federal Reserve will continue this policy of very low short-term rates.

Furthermore, new regulations could soon be changing the very nature of money market funds. The Securities and Exchange Commission (SEC) is evaluating rules that would limit the amount an investor can redeem during times of “financial market stress” and require money market funds to trade at a fluctuat-ing net asset value (NAV), as stock and bond mutual funds do. Both would undermine the very reasons many investors choose money market funds—a reliably stable (though not guaranteed) NAV with fast and certain access to their money when they need it.

The Proposed Merger

By this time, you should have received a letter and proxy statement providing the details of the proposed merger. As a shareholder, your voice is important to us, and a meeting to vote on the proposal will occur on September 20, 2013, in Bethesda, Maryland. If you have already voted your proxy ballot, thank you. If not, please take a moment now to vote at https://www.proxy-direct.com/ cal-24814 or call 1-800-337-3503. Your vote now will help save the Fund the expense of additional proxy solicitation (if needed) to obtain a quorum.

We’ve proposed merging each of Calvert’s money market funds, including First Government Money Market Fund, into Calvert Ultra-Short Income Fund

www.calvert.com CALVERT FIRST GOVERNMENT MONEY MARKET FUND SEMI-ANNUAL REPORT (UNAUDITED) 4

because its investment strategy and risk profile is most similar to a money market fund. It is important to note, however, that Calvert Ultra-Short Income fund is not a money market fund and involves some additional risk. The most important difference is that Calvert Ultra-Short Income Fund has a floating NAV, so the value of your investment will fluctuate.

Although very short-term fixed-income securities do come with additional risk compared with cash investments, they have the potential to earn higher returns and should make your money work harder in a low-yield environment. Historically, Calvert Ultra-Short Income Fund has delivered higher returns and lower risk relative to comparable funds and currently has a five-star overall Morning-star rating.2

We recommend consulting your financial advisor if you have any questions about the suitability of Calvert Ultra-Short Income Fund in your overall portfolio. If you have any questions about the merger itself, we welcome your calls at 800.368.2745.

If the mergers are approved by shareholders, this will be your last shareholder report for the Fund. We thank you for entrusting your moneymarket assets to Calvert and we look forward to the opportunity to serve you as a shareholder in other Calvert funds.

Barbara J. Krumsiek
President and CEO
Calvert Investments, Inc.
July 2013

www.calvert.com CALVERT FIRST GOVERNMENT MONEY MARKET FUND SEMI-ANNUAL REPORT (UNAUDITED) 5

1. The federal funds rate is the rate that banks charge each other to borrow money overnight. See http://research.stlouisfed.org/fred2/data/FEDFUNDS.txt for historical federal funds rate data.

2. Calvert Ultra-Short Income Fund is rated 5-stars overall by Morningstar among 88 funds in the Morningstar Ultra-Short Bond category for the Fund’s Class A Shares (Load Waived) for the period ended June 30, 2013, based on risk-adjusted returns.

Past performance is no guarantee of future results. Source: Morningstar, Inc. 2013. For each fund with at least a three-year history, Morningstar calculates proprietary ratings using a risk-adjusted formula that measures the amount of variation in a fund’s monthly performance, giving more emphasis to downward variations and rewarding consistent performance. Ratings reflect sales load/charge and redemption fee except where noted and are subject to change each month. The top 10% of the funds in a category receive five stars; the next 22.5% four stars; the next 35% three stars; the next 22.5% two stars; and the last 10% one star. A high rating does not necessarily mean a fund had a positive return for the period. The Overall Morningstar Rating is derived from a weighted average of a fund’s three-, five-, and 10-year (if applicable) ratings. The Fund (Class A Load Waived) received four and five stars among 88 and 81 funds, respectively, for the three-and five-year periods in the Morningstar Ultrashort Bond category for the period ended June 30, 2013. Morningstar rating is for Class A Shares (Load-Waived) only; other classes may have different performance characteristics and ratings.

Unlike a money market fund, Calvert Ultra-Short Income Fund is a bond mutual fund whose NAV fluctuates. An investor could lose money on an investment in the Fund or the Fund could underperform because of the following risks: the market prices of bonds held by the Fund may fall; individual investments of the Fund may not perform as expected; and/or the Fund’s portfolio management practices may not achieve the desired result. Bond funds are subject to interest rate risk and credit risk. When interest rates rise, the value of fixed-income securities will generally fall. In addition, the credit quality of the securities may deteriorate, which could lead to default or bankruptcy of the issuer where the issuer becomes unable to pay its obligations when due. Because a significant portion of securities held by the Fund may have variable or floating interest rates, the amount of the Fund’s monthly distributions to shareholders is expected to vary. Generally when market interest rates fall, the amount of the distributions will decrease. Investments in high-yield, high risk bonds can involve a substantial risk of loss. An active trading style can result in higher turnover (exceeding 100%), may translate to higher transaction costs, may increase your tax liability, and may affect Fund performance. The Fund is non-diversified and may be more volatile than a diversified fund.

In connection with the proposed reorganizations, The Calvert Fund has filed with the Securities and Exchange Commission (“SEC”), and has furnished to the shareholders of Calvert First Government Money Market Fund (“Merging Portfolio”), a prospectus/

www.calvert.com CALVERT FIRST GOVERNMENT MONEY MARKET FUND SEMI-ANNUAL REPORT (UNAUDITED) 6

proxy statement and other relevant documents. This shareholder letter does not constitute a solicitation of any vote or approval. Shareholders of each Merging Portfolio are urged to read the prospectus/proxy statement and any other documents filed or to be filed with the SEC in connection with the proposed reorganizations, or incorporated by reference in the prospectus/proxy statement, because they contain important information about the proposed reorganizations.

Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the SEC filings made by The Calvert Fund and each registered investment company of which a Merging Portfolio is a series (each, a “Merging RIC”) by directing a request to: Calvert Investments, Inc., Attention: Client Services, 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814; (800) 368-2745. With respect to each Reorganization, The Calvert Fund, each Merging RIC and their trustees and officers may be deemed to be “participants” in the solicitation of proxies from shareholders of the applicable Merging Portfolio in favor of that Reorganization. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of each Merging Portfolio is set forth in the Statement of Additional Information dated January 31, 2013 or April 30, 2013, as applicable, of each Merging Portfolio, and in the Statement of Additional Information of Calvert Ultra-Short Income Fund dated January 31, 2013. These documents have been filed with the SEC and are available at www.calvert. com.

www.calvert.com CALVERT FIRST GOVERNMENT MONEY MARKET FUND SEMI-ANNUAL REPORT (UNAUDITED) 7